UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 29, 2005

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

000-27778	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 700, Atlanta, Georgia 30326

(Address of Principal Executive Offices) (Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On April 29, 2005, Premiere Global Services, Inc. (the “Company”) filed Articles of Amendment, effective as of 12:00 p.m. on April 30, 2005, with the Secretary of State for the State of Georgia to amend the Company’s Articles of Incorporation, as amended, to delete a prior amendment relating to the establishment and designation of the Series C Junior Participating Preferred Stock (the “Series C Preferred Stock”), thereby eliminating such series of preferred stock and reclassifying all of the former shares thereof (none of which have been issued) as undesignated preferred stock. The Company eliminated such series of preferred stock in connection with the termination, previously announced on March 15, 2005, of the preferred stock purchase rights representing the right to purchase one one-thousandth of a share of Series C Junior Participating Preferred Stock, which rights were subject to the terms and conditions of a Shareholder Protection Rights Agreement, dated as of June 23, 1998 (the “Rights Agreement”), by and between the Company and SunTrust Bank, Atlanta, as Rights Agent. A copy of the Articles of Amendment is filed herewith as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Incorporation, as amended, of the Company eliminating the Series C Preferred Stock.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: May 2, 2005	By:	/s/ L. Scott Askins
L. Scott Askins
Sr. Vice President – Legal, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Incorporation, as amended, of the Company eliminating the Series C Preferred Stock.

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